UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

Your vote is important! Please vote today! Dear fellow stockholder, we recently sent you notice of inland real estate income trust, inc.’s ("inland income trust") 2022 annual meeting of stockholders to be held on november 8, 2022. Our records indicate that we have not yet received voting instructions for your account. We appreciate your investment in inland income trust and encourage you to vote your shares by proxy in advance of the annual meeting. Your participation can help us save further solicitation costs by helping to achieve a quorum needed to conduct business including the election of directors. Regardless of the number of shares you own, your vote is very important. Your prompt response voting "for" each of the proposals would help us meet stockholder approval requirements before the november 8 meeting date, thereby reducing the risk of adjournments and additional solicitation costs. Please vote your shares today using any one of the methods described below. If you have questions about voting, please contact your financial advisor or call our proxy solicitor, broadridge, at 1-877-777-4575. Sincerely, mitchell sabshon chief executive officer four ways to vote proxy questions? Call 1-877-777-4575 online www.proxyvote.com please have your proxy card or control number in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form. Phone without a proxy card call 1-877-777-4575 monday to friday, 9:00 a.m. To 10:00 p.m. Et to speak with a proxy specialist. With a proxy card call 1-800-690-6903 with a touch-tone phone to vote using an automated system. Qr code with a smartphone vote by scanning the quick response code or “qr code” on the proxy card/vif enclosed. Mail vote processing mark, sign and date your proxy card and return it in the postage-paid envelope provided. Sample-ltr